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                          INDEPENDENT ACCOUNTANTS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated July 28, 2000 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K of MemberWorks Incorporated for the year ended June 30, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
New York, New York

October 27, 2000